EXHIBIT 32.1
Certification
Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (Novelis), hereby certifies that Novelis’ Annual Report on Form 10-K for the year ended March 31, 2010 (Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Novelis.

/s/ Philip Martens
Philip Martens
President and Chief Operating Officer (Principal Executive Officer)

Date: May 27, 2010
     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.

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